UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 4, 2015

NOVATEL WIRELESS, INC. (Exact name of registrant as specified in its charter)

Delaware	000-31659	86-0824673
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification number)

9645 Scranton Road San Diego, CA 92121
(Address of Principal Executive Offices) (Zip Code)
(858) 812-3400
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On June 4, 2015, Novatel Wireless, Inc. (the “Company”) and certain of its subsidiaries, as guarantors, entered into a Third Amendment to Credit and Security Agreement (the “Third Amendment”), which amends the Credit and Security Agreement by and between the Company and Wells Fargo Bank, National Association, dated as of October 31, 2014, as amended (the “Credit Agreement”). The Third Amendment, among other things, permits the Company to offer and issue convertible senior notes, as described below in more detail. However, the Third Amendment provides that the Company will not be permitted to redeem or repurchase the notes or satisfy any conversion obligation with respect to the notes in cash (or partially in cash), except for cash paid in lieu of any fractional share of the Company's common stock, unless (i) no Default or Event of Default (each as defined in the Credit Agreement) has occurred and is continuing or would result from such cash payment and (ii) the Company has Excess Availability (as defined in the Credit Agreement) in an amount equal to or greater than $10,000,000 on a pro forma basis for the 60-day period both immediately preceding the date of such cash payment and immediately after giving effect to any such cash payment.

The foregoing description of the Third Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Third Amendment, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated herein by reference.

Item 7.01.     Regulation FD Disclosure.

On June 4, 2015, the Company issued a press release announcing that it has priced a private offering of $120 million principal amount of convertible senior notes due 2020 (the “Offering”), which are convertible into cash, shares of the Company’s common stock (together with cash in lieu of fractional shares of the Company's common stock) or a combination of cash and shares of the Company’s common stock, at the Company’s election, and are to be offered and sold in a private placement under Rule 4(a)(2) of the Securities Act of 1933 (the “Securities Act”) only to qualified institutional buyers, as defined in Rule 144A under the Securities Act, or to accredited investors, as defined in Rule 501 of Regulation D under the Securities Act. The Company plans to use the gross proceeds of the Offering to finance proposed acquisitions of, or investments in, complementary businesses, products, services and technologies, including its potential acquisition of DigiCore Holdings Limited, to pay fees and expenses related to such proposed acquisitions and the Offering, and for general corporate purposes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any state.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K and in the attached exhibits may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including, without limitation, the Company’s expectations regarding the sale of its securities in the Offering, the Company’s intended use of the gross proceeds from the Offering, including its potential acquisition of DigiCore Holdings Limited, the anticipated closing date of the Offering and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Third Amendment to Credit and Security Agreement, dated June 4, 2015, by and among Novatel Wireless, Inc., Enfora, Inc., Feeney Wireless, LLC and Wells Fargo Bank, National Association.
99.1
Press release, dated June 4, 2015, announcing the pricing of Novatel Wireless Inc.’s offering of $120 million principal amount of convertible senior notes due 2020 and targeting of potential acquisition candidates, including DigiCore Holdings Limited.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVATEL WIRELESS, INC.

Date: June 4, 2015	By:	/s/ Lance Bridges
Lance Bridges
Senior Vice President and General Counsel